Exhibit 21

Subsidiaries of Health Net, Inc. as of January 31, 2008

Health Net, Inc. (DE)(95-4288333)

(All Subsidiaries wholly owned unless otherwise indicated)

•	Health Net of California, Inc. (CA)(95-4402957)

•	Health Net Life Insurance Company (CA)(73-0654885)

•	Health Net Life Reinsurance Company (Cayman Islands) (98-0409907)

•	Health Net Community Solutions, Inc. (54-2174068)

•	Health Net of California Real Estate Holdings, Inc. (54-2174069)

•	Health Net of the Northeast, Inc. (DE)(06-1116976)

•	FOHP, Inc. (NJ)(22-3314813)

•	Health Net of New Jersey, Inc. (NJ)(22-3241303)

•	Health Net Services (Bermuda) Ltd. (Bermuda)(98-0153069)

•	Health Net of Connecticut, Inc. (CT)(06-1084283)

•	Health Net of New York, Inc. (NY)(06-1174953)

•	Health Net Insurance of New York, Inc. (NY)(13-3584296)

•	Health Net Insurance Services, Inc. (CT)(06-1254380)

•	Health Net Foundation, Inc.***

•	QualMed, Inc. (DE)(84-1175468)

•	QualMed Plans for Health of Colorado, Inc. (CO)(84-0975985)

•	Health Net Health Plan of Oregon, Inc. (OR)(93-1004034)

•	HSI Advantage Health Holdings, Inc. (DE)(23-2867299)

•	QualMed Plans for Health of Ohio and West Virginia, Inc. (OH)(25-1803681)

•	QualMed Plans for Health of Western Pennsylvania, Inc. (PA)(23-2867300)

•	Pennsylvania Health Care Plan, Inc. (PA)(25-1516632)

•	Health Net of Pennsylvania, LLC (PA)

•	FH Surgery Limited, Inc. (CA)(68-0390434)

•	FH Surgery Centers, Inc. (CA)(68-0390435)

•	Greater Sacramento Surgery Center Limited Partnership (CA) (68-0343818)*

•	Foundation Health Facilities, Inc. (CA)(68-0390438)

•	FH Assurance Company (Cayman Islands)(98-0150604)

•	Health Net Federal Services, LLC (DE)(68-0214809)

•	Health Net Federal Services of Hawaii, Inc. (HI) (99-0240224)

•	Health Net Preferred Providers, LLC (DE)(61-1388903)

•	Network Providers, LLC (DE) (88-0357895)

•	Health Net Pharmaceutical Services (CA)(68-0295375)

•	Health Net of Arizona Administrative Services, Inc. (AZ)(86-0660443)

•	Health Net of Arizona, Inc. (AZ)(36-3097810)

•	Managed Health Network, Inc. (DE)(95-4117722)

•	Health Management Center, Inc. (MA) (04-2742159)

•	MHN Services of Wisconsin, Inc. (WI)(39-1528989)

•	Managed Health Network (CA)(95-3817988)

•	MHN Services (CA)(95-4146179)

•	MHN Services IPA, Inc. (NY)(13-4027559)

•	MHN Services of Connecticut, LLC (DE)(42-1680917)

•	MHN Government Services, Inc. (DE) (42-0680916)

•	MHN Global Services, Inc. (DE) (51-0589404)

•	Catalina Behavioral Health Services, Inc. (AZ)(51-0490598)

•	Health Net Services, Inc. (DE)(94-3037822)

•	Health Net Managing Partners, LLC ****

•	Health Net Funding, Inc.

•	Health Net Investments, LLC

•	Health Net Financing, L.P.*****

•	National Pharmacy Services, Inc. (DE)(84-1301249)

•	Integrated Pharmacy Systems, Inc. (PA)(23-2789453)**

•	QualMed Plans for Health of Pennsylvania, Inc. (PA)(23-2456130)

•	Health Net One Payment Services, Inc. (DE) (54-2153100)

*	FH Surgery Centers, Inc. and FH Surgery Limited, Inc. own general and limited partnership units, respectively, representing slightly over 50% of the total equity of Greater Sacramento Surgery Center Limited Partnership (which specific percentage fluctuates from time to time).
**	National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.
***	Health Net Foundation, Inc. is a nonprofit, nonstock corporation exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code.
****	Health Net Managing Partners, LLC - 75% common interest is owned by Health Net, Inc. and 25% common interest is held by Health Net One Payment Services, Inc.

*****	Health Net Financing, L.P. - 100% general partnership interest is held by Health Net Funding, Inc., 100% of the Class A limited partnership interest is held by Lodgemore Holdings Inc., and 100% of the Class B limited partnership interest is held by Health Net Investments, LLC.